UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

JA ENERGY

(Exact name of registrant as specified in its charter)

Commission File Number: 0-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7495 W. Azure Dr. Suite 110, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

(702) 515-4036

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 17, 2012, JA Energy (the “Company”) issued 100,000 unregistered restricted common shares in exchange for $50,000. The funds will be used as general operating capital for the Company. The shares of common stock were offered and sold in a June 1, 2012 private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 505 promulgated thereunder. The Shares were sold to a financially sophisticated individual. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not any general solicitation or general advertising involved in the offer or sale.

Before the investor purchased these unregistered securities, he was known to us and our management, through pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with this transaction. The investor was provided access to all material information, which he requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The investor acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. He understood the ramifications of his actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA Energy
Registrant

Date: July 17, 2012	By:/s/ Jim Lusk
Jim Lusk Director/CEO